RIVERWOOD HOLDING, INC.                  Exhibit 99
            RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                            (In thousands of dollars)

                                                                                        U.S.
                                               Coated                           Timberlands/
                                                Board         Container-                Wood
Company                                        System              board            Products      Corporate             Total
------------------------------------------------------------------------------------------------------------------------------------
Second Quarter 1996
Income (Loss) from Operations (A)         $    19,768         $   (7,260)       $          -     $   (6,396)      $     6,112
Income from discontinued operations                 -                  -              15,356              -            15,356
Add:   Depreciation and amortization           21,295              4,320               1,950            672            28,237
       Purchased asset costs (B)                9,877              1,217                 844            (41)           11,897
       Dividends from equity
          investments                               -                  -                   -          1,408             1,408
       Other non-cash charges (C)               1,506               (541)                784             80             1,829
------------------------------------------------------------------------------------------------------------------------------------
EBITDA (D)                                $    52,446         $   (2,264)       $     18,934     $   (4,277)      $    64,839
====================================================================================================================================
Third Quarter 1996
Income (Loss) from Operations (A)         $    20,563         $  (12,207)       $          -     $   (5,312)      $     3,044
Income from discontinued operations                 -                  -              17,453              -            17,453
Add:   Depreciation and amortization           17,484              4,644               2,241            475            24,844
       Purchased asset costs (B)                7,021                700               1,138             87             8,946
       Dividends from equity
          investments                               -                  -                   -            696               696
       Other non-cash charges (C)               1,506               (535)              1,313             36             2,320
------------------------------------------------------------------------------------------------------------------------------------
EBITDA (D)                                $    46,574         $   (7,398)       $     22,145     $   (4,018)      $    57,303
====================================================================================================================================
Fourth Quarter 1996
Income (Loss) from Operations             $    14,645         $  (11,502)       $          -     $  (10,880)      $    (7,737)
Income from discontinued operations                 -                  -               2,737              -             2,737
Add:   Depreciation and amortization           23,921              5,354                 618           (140)           29,753
       Purchased asset costs (B)               (3,269)               770                 295            (46)           (2,250)
       Dividends from equity
          investments                               -                  -                   -          3,287             3,287
       Other non-cash charges (C)               1,132               (584)                 76              4               628
------------------------------------------------------------------------------------------------------------------------------------
EBITDA (D)                                $    36,429         $   (5,962)       $      3,726     $   (7,775)      $    26,418
====================================================================================================================================
Nine Months Ended
December 31, 1996
Income from Operations (A)                $    54,976         $  (30,969)       $          -     $  (22,588)      $     1,419
Income from discontinued operations                 -                  -              35,546              -            35,546
Add:   Depreciation and amortization           62,700             14,318               4,809          1,007            82,834
       Purchased asset costs (B)               13,629              2,687               2,277              -            18,593
       Dividends from equity
          investments                               -                  -                   -          5,391             5,391
       Other non-cash charges (C)               4,144             (1,660)              2,173            120             4,777
------------------------------------------------------------------------------------------------------------------------------------
EBITDA (D)                                $   135,449         $  (15,624)       $     44,805     $  (16,070)      $   148,560
====================================================================================================================================

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

                                                                                        U.S.
                                               Coated                           Timberlands/
                                                Board         Container-                Wood
Predecessor                                    System              board            Products      Corporate             Total
------------------------------------------------------------------------------------------------------------------------------------
First Quarter 1996
Income (Loss) from Operations (A)         $    24,638         $   (5,955)       $     13,868     $  (16,901)      $    15,650
Add:  Depreciation and amortization            17,800              4,332               1,735            571            24,438
       Dividends from equity
          investments                               -                  -                   -              -                 -
       Pro forma adjustments                    3,471                120                 218          9,533            13,342
------------------------------------------------------------------------------------------------------------------------------------
       Other non-cash charges (C)               1,265                261                 945            232             2,703
------------------------------------------------------------------------------------------------------------------------------------
Pro Forma EBITDA (D)                      $    47,174         $   (1,242)       $     16,766     $   (6,565)      $    56,133
====================================================================================================================================

Notes:

(A) In the fourth quarter of 1996, the Company adopted the LIFO method of determining the cost of principally all its inventories effective March 28, 1996. Prior to the fourth quarter of 1996, the Company determined the cost of principally all its inventory using the FIFO method. Accordingly, the second and third quarters of 1996 have been restated to reflect the adoption of the LIFO method effective March 28, 1996 (see Selected Quarterly Financial Data).

(B) Under the terms and definitions of the Senior Secured Credit Facilities and the indentures (the "Indentures") for the Notes, certain expenses and costs are excluded from the Company's Income from Operations in determining EBITDA (as defined below), including amortization, depreciation or expenses associated with the write-up of inventory, fixed assets and intangible assets in accordance with APB 16 and APB Opinion No. 17, "Intangible Assets", collectively referred to as the "Purchased asset costs."

(C) Other non-cash charges include non-cash charges deducted for pension, postretirement and postemployment benefits, depletion of prepaid timber and amortization of premiums on hedging contracts in determining net income other than Purchased asset costs (see (B) above).

(D) Pro Forma EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the nine months ended December 31, 1996) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, cost of timber harvested and other non-cash charges deducted in determining consolidated net income and extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates calculated in accordance with definitions in the Senior Secured Credit Agreement and the Indentures and on a pro forma basis to exclude Other Costs (see Note 18 in Notes to Consolidated Financial Statements) of the Predecessor. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Consolidated Statement of Operations or cash flow data.